Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 21, 2003, in the Registration Statement (Form S-4 No. 333-        ) and related Prospectus of Vought Aircraft Industries, Inc. dated February 5, 2004.

/s/ Ernst & Young LLP

Fort Worth, Texas
February 2, 2004